UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NUVVE HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUVVE HOLDING CORP.

2488 Historic Decatur Road, Ste 230

San Diego, California 92106

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AT 1:00 P.M. EASTERN TIME ON OCTOBER [6], 2025

To the Stockholders of Nuvve Holding Corp.:

We cordially invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuvve Holding Corp., a Delaware corporation (the “Company”, “we” or “us”), to be held on October [6], 2025 at 1:00 p.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/NVVE2025SM3, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, as applicable. Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying Proxy Statement for more details.

The Special Meeting is being held for the following purposes:

1.	Approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1-for-2 to 1-for-40, with the exact ratio of the reverse stock split to be determined by the Board;
2.	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and
3.	To transact any other business as may properly come before the Special Meeting or any postponements or adjournment thereof.

The Board has fixed the close of business on September [4], 2025 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Special Meeting (the “Record Date”). Further information regarding voting rights and the matters to be voted upon at the Special Meeting is presented in the accompanying Proxy Statement. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at our principal executive offices located at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

The Special Meeting will be held entirely online in a virtual meeting format only, with no physical in-person meeting, to allow greater participation. stockholders attending the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/NVVE2025SM3. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your Notice, proxy card or voting instructions. Returning the proxy or voting instructions does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares during the Annual Meeting.

By Order of the Board of Directors

Jon M. Montgomery
Chairperson of the Board

September , 2025
San Diego, California

i

NUVVE HOLDING CORP.

2488 Historic Decatur Road, Ste 230

San Diego, California 92106

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON October [6], 2025

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Special Meeting of Shareholders (the “Special Meeting”) of Nuvve Holding Corporation, a Delaware corporation, and any postponements or adjournments thereof. The Special Meeting will be held on Friday, October [6], 2025 at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2025SM3, where you will be able to listen to the meeting live, submit questions and vote online.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October [6], 2025

We anticipate that this Proxy Statement, the Notice of Special Meeting of Stockholders and form of proxy card will be mailed to our stockholders commencing on or about September        , 2025.

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at www.proxyvote.com.

Additionally, you can find a copy of our Proxy Statement and form of proxy card, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain additional printed copy of the Proxy Statement, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

Questions and Answers About These Proxy Materials and Voting

Q: What matters am I voting on?

A: You will be voting on:

●	Proposal 1: Amendment to the Company’s Certificate of Incorporation to effect and authorize a reverse stock split of the Company’s issued and outstanding Common Stock, within a range from 1-for-2 to 1-for-40, with the exact ratio of the reverse stock split to be determined by the Board (the “Reverse Stock Split Proposal”);

●	Proposal 2: To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”); and

●	any other business as may properly come before the Special Meeting.

Q: How does the Board recommend I vote on these proposals?

A: Our Board recommends a vote:

●	“FOR” the Reverse Stock Split Proposal; and

●	“FOR” the Adjournment Proposal.

Q: When is the Special Meeting and where will it be held?

A: The Special Meeting will be held on October [6], 2025, at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2025SM3, where you will be able to listen to the meeting live, submit questions and vote online.

Q: What do I need to do to attend the Special Meeting?

A: You will be able to attend the Special Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/NVVE2025SM3. To participate in the Special Meeting, you will need the control number included on your Notice, proxy card or voting instruction form, as applicable. The Special Meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

●	We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Special Meeting log-in page.

●	Stockholders will have the opportunity to submit questions during the Special Meeting by following the instructions on the virtual-only Special Meeting platform. Following the presentation of all proposals at the Special Meeting, we will answer as many stockholder-submitted questions as time permits.

Q: Who is entitled to vote?

A: Only holders of record of our common stock at the close of business on September [4], 2025 will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the record date, [19,844,519] shares of common stock were issued and outstanding. Every shareholder is entitled to one vote for each share of common stock held on the record date.

●	Registered Shareholders. If our shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Special Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

●	Street Name Stockholders. If our shares of common stock are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice or a printed set of the proxy materials was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.

Q: How do I vote?

A: If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on October [5], 2025 (have your Notice or proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on October [5], 2025 (have your Notice or proxy card in hand when you call);

●	by completing the enclosed proxy card and returning it in the pre-addressed, postage paid envelope provided to you (if you received printed proxy materials); or

●	by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/NVVE2025SM3, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card or Notice in hand when you visit the website.

If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.

Q: How may my brokerage firm vote my shares if I fail to provide timely directions?

A: Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of Proposal 1 (the Reverse Stock Split Proposal), and Proposal 2 (the Adjournment Proposal) are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner.

Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Reverse Stock Split Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Reverse Stock Split Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q: How will voting on any other business be conducted?

A: We are not aware of any business to be brought before the stockholders at the Special Meeting other than as described in this Proxy Statement. However, if any other business is properly presented for stockholder consideration, your signed proxy card gives authority to Gregory Poilasne and David Robson to vote on those matters in their discretion.

Q: What constitutes a quorum?

A: Stockholders may not take action during the Special Meeting unless there is a quorum present at the meeting. A meeting of stockholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy holders representing one-third of the common stock outstanding and entitled to vote at the meeting. Abstentions, withheld and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q: How many votes are needed for approval of each proposal presented in this Proxy Statement?

A: Assuming a quorum is present at the Special Meeting:

●	Proposal 1 (the Reverse Stock Split Proposal): The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve the Issuance Proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	Proposal 2 (Adjournment Proposal): The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve the Adjournment Proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the General Corporation Law of the State of Delaware, holders of the Common Stock will not have any dissenters’ rights or appraisal in connection with any of the matters to be voted on at the Special Meeting.

Q: Can I change my vote?

A: Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

●	entering a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on October [5], 2025;

●	completing and returning a later-dated proxy card at any time before the Special Meeting; and

●	by virtually attending and voting at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q: How are my shares voted if I submit a proxy but do not specify how I want to vote?

A: If you are a stockholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) “FOR” the Reverse Stock Split Proposal; (2) “FOR” the Adjournment Proposal; and (3) in the discretion of the persons named as proxies on all other matters that may be brought before the Special Meeting.

Q: Who will count the vote?

A: The Company has appointed an inspector of elections for the meeting to count the votes.

Q: Who will pay for this proxy solicitation?

A: We will pay all the costs of soliciting these proxies, except for costs associated with individual stockholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have engaged Campaign Management as our proxy solicitor, and we estimate that we will pay Campaign Management a fee not to exceed $10,000, plus reimbursement for out of pocket expenses, to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate.

Q: Where can I find the voting results of the Special Meeting?

A: We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Special Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact via e-mail at sendmaterial@proxyvote.com.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

PROPOSAL 1

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND

AUTHORIZATION OF THE BOARD TO EFFECT A REVERSE STOCK SPLIT

On September 3, 2025, the Board adopted a resolution approving, and recommending that the Company’s stockholders approve, this proposal to grant the Board the authority to file an amendment (the “Reverse Split Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) at any ratio at the Board’s discretion, from 1-for-2 to 1-for-40, in order to comply with the Nasdaq minimum bid price requirements. Pursuant to the proposed Reverse Split Amendment, the form of which is attached to this proxy statement as Annex A.

Purposes and Effect of the Reverse Split Amendment

The Board has determined that it is in the best interests of the Company and its stockholders to implement the Reverse Stock Split in order to reduce the number of shares of Common Stock outstanding. The Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and our stockholders. The Board intends to implement the Reverse Stock Split as soon as practicable if approved at the Special Meeting. The Reverse Stock Split proposal is not part of a going-private transaction.

The Reverse Stock Split is intended to provide the capital structure that may facilitate further potential business and financing transactions and also increase the trading price of the Company’s Common Stock and provide us with greater liquidity and a stronger investor base.

Our Common Stock is listed on the Nasdaq Capital Market. On August 27, 2023, we received a notification letter (the “Nasdaq Notification”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we failed to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Normally, Nasdaq Notification would have provided that we had 180 calendar days from the date of the notification, or until February 23, 2026, to regain compliance. However, as indicated in the Nasdaq Notification, and pursuant to Listing Rule 5810(c)(3)(A)(iv), we not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that we have effected a reverse stock split over the prior one-year period and has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. We have formally appealed the delisting determination set forth in the Nasdaq Notification, and we will be going before the Nasdaq Hearings Panel (the “Panel”) to defend our appeal in the near future.

If at any time before after the proposed Special Meeting, and the proposed reversed split is effected, and the closing bid price of our Common Stock is at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If we implement the Reverse Stock Split, we must complete the split no later than 10 business days prior to the date set by Nasdaq Hearing Panel. If compliance cannot be demonstrated by the set date, Nasdaq will provide written notification that our securities will be delisted.

The Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock, which would be above $1.00 per share. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with Nasdaq’s minimum bid price requirement.

After the Reverse Stock Split is effected, if at all, we will continue to be subject to the periodic reporting requirements of the Exchange Act. By itself, the Reverse Stock Split will not have any impact on the market in which our common stock is traded; however, our common stock would be identified with a new CUSIP number following any Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, while we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, there is no assurance that the price per share of our Common Stock after the Reverse Stock Split is implemented will be two, ten, fifteen, twenty, thirty or forty times, as applicable, the price per share of our Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. This will depend on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the initial and continued listing requirements of Nasdaq or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Split Amendment will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a smaller number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by two, ten, fifteen, twenty, thirty, or forty, as applicable). Therefore, if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

However, the Board has determined that these negative factors are outweighed by the potential benefits.

Mechanics of the Reverse Stock Split

No Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share.

Effect on Stock Options and Warrants

●	The per share exercise price of any outstanding stock options would be increased proportionately, and the number of shares issuable under outstanding stock options and all other outstanding equity-based awards would be reduced proportionately;

●	The number of shares of Common Stock authorized for future issuance under our stock incentive plans would not be impacted by the Reverse Split; and

●	The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of our Common Stock would be proportionately adjusted and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

The table below provides examples of a Reverse Stock Split at various ratios between 1-for-2 and 1-for-40:

Shares Outstanding as of September [4], 2025	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding
[19,844,519]	1-for-2	[9,922,260]	[9,922,260]
[19,844,519]	1-for-10	[1,984,452]	[17,860,067]
[19,844,519]	1-for-15	[1,322,968]	[18,521,551]
[19,844,519]	1-for-20	[992,226]	[18,852,293]
[19,844,519]	1-for-30	[661,484]	[19,183,035]
[19,844,519]	1-for-40	[496,113]	[19,348,406]

The Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of the Company’s Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split.

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. As a result of the Reverse Stock Split, the stated capital component attributable to the Company’s Common Stock will be reduced to an amount equal to one-half to one-fortieth of its present amount, in accordance with the range selected by the Board, and the additional paid-in capital component will be increased by the amount by which the Common Stock is reduced. Amounts for earnings (loss) per share of Common Stock will be restated for the effects of the Reverse Stock Split and will be higher than the previously disclosed amounts because there will be fewer shares of the Common Stock outstanding.

Authorized Shares of Common Stock

Because the number of authorized shares of Common Stock will not be reduced proportionately, the Reverse Stock Split will increase the ability of the Board to issue authorized and unissued shares without further stockholder action. We currently do not have any plans, arrangements or understandings to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. However, as we have previously disclosed in our filings with the SEC, the development of our business will require substantial additional capital, and continued operations depend on our ability to raise additional funding, which could occur through fundraising transactions that involve issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock; depending on several factors including the number of shares that are issued or issuable in any such transaction, such shares could include authorized but unissued shares that would become available as a result of the Reverse Stock Split.

Appraisal Rights

Under Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any interest that differs from our stockholders with regard to the treatment of any securities of the Company that they own in the event that the Reverse Stock Split is effected.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders subject to the alternative minimum tax, regulated investment companies or real estate investment trusts, partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members), traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code, U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences of the Reverse Stock Split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.

The Company believes that the Reverse Stock Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.

Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result the Reverse Stock Split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.

The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a distribution, that it results in gain or that no income or gain is recognized. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

The above discussion is solely written in connection with the proposed Reverse Stock Split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

REVERSE SPLIT AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND

AUTHORIZATION OF THE BOARD TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, or establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Required Vote; Board of Directors Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 3, 2025, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
Directors and Executive Officers
Gregory Poilasne(3)	714,158	3.60%
Ted Smith(4)	14,565	*
David Robson(5)	3,441	*
H. David Sherman	100,553	*
Jon M. Montgomery	100,446	*
James Altucher(6)	990,241	4.99%
Laura Huang	100,000	*
Brian Johnson	100,000	*
All directors and executive officers (8 individuals)	2,123,404	10.70%
5% Beneficial Holders
Bristol Investment Fund, Ltd.(7)	1,982,467	9.99%
Five Narrow Lane LP(8)	1,982,467	9.99%
Rainforest Partners LLC(9)	1,982,467	9.99%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 230, San Diego, California 92106.
(2)	The percentage of beneficial ownership is calculated based on 19,844,519 shares of the Company’s Common Stock outstanding as of September 3, 2025.
(3)	The beneficial ownership of Mr. Poilasne includes 2,312 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 3, 2025; 2,500 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants held by Mr. Poilasne; and up to 378,185 shares of Common Stock issuable pursuant to the exercise of warrants to purchase shares of Common Stock held by Mr. Poilasne.
(4)	The beneficial ownership of Mr. Smith includes 1,710 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 3, 2025.
(5)	The beneficial ownership of Mr. Robson includes 876 shares of the Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 3, 2025.

(6)	The beneficial ownership of Mr. Altucher includes 1,500,000 shares of Common Stock issuable pursuant to the exercise of warrants held by Z-List Media, Inc. James Altucher and Robyn Altucher are the beneficial owners of Z-List Media, Inc., and have voting and investment power over the securities held by Z-List Media, Inc. The number of shares of Common Stock beneficially owned excludes shares of Common Stock issuable pursuant a portion of such outstanding warrants upon exercise thereof, as a result of the triggering of the 4.99% beneficial ownership limitation provision in such warrants (which may be increased to up to 9.99% upon 61 days prior written notice by the holder) .
(7)	Bristol (as defined below) beneficially owns: (i) 100,000 shares of common stock held by Bristol Investment Fund, Ltd. (“Bristol Investment Fund”, and together its affiliates, “Bristol”); (ii) up to 604,888 shares of Common Stock issuable pursuant to the conversion of convertible notes held by Bristol Investment Fund, Ltd. (“Bristol Investment Fund”); (iii) up to 4,542,834 shares of Common Stock issuable pursuant to the exercise of warrants held by Bristol Investment Fund; (iv) up to 30,000 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants (“Series A Warrants”), and (v) up to 30,000 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series C Warrants (“Series C Warrants”). The notes and the warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Bristol Investment Fund from converting or exercising, as applicable, that portion of the notes and the warrants that would result in Bristol Investment Fund and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the 9.99% beneficial ownership limitation. The exercise of each of the Series A Warrants and the Series C Warrants is subject to the holder holding less than 4.99% of the outstanding shares of Common Stock. The number of shares of Common Stock beneficially owned by Bristol excludes shares of Common Stock issuable pursuant to all or a portion of certain outstanding warrants upon exercise thereof, as a result of the triggering of the 4.99% beneficial ownership limitation provision in such securities, and shares of Common Stock issuable pursuant to all or a portion of certain convertible promissory notes and outstanding warrants upon conversion or exercise thereof, respectively, as a result of the triggering of the 9.99% beneficial ownership limitation provision in such securities. Bristol Investment Fund is a privately held fund that invests primarily in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Bristol Capital Advisors, LLC, an entity organized under the laws of the State of Delaware (“Bristol Capital Advisors”), is the investment advisor to Bristol Investment Fund. Paul Kessler is manager of Bristol Capital Advisors and as such has voting and dispositive power over the securities held by Bristol Investment Fund. Bristol Capital is a privately held limited liability company that engages from time to time in investing in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Paul Kessler is the sole manager of Bristol Capital and therefore has voting and dispositive power over the securities held by Bristol Capital. Based on information available to the Company. The address for Bristol is 1090 Center Drive, Park City, UT 84098. The business address of Bristol Investment is Bristol Capital Advisors, LLC, 555 Marin Street, Suite 140, Thousand Oaks, CA 91360.
(8)	Five Narrow Lane LP beneficially owns: (i) up to 1.010,515 shares of Common Stock issuable pursuant to the conversion of convertible notes held by Five Narrow Lane LP, and (ii) up to 4,390,835 shares of Common Stock issuable pursuant to the exercise of warrants held by Five Narrow Lane LP. The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Five Narrow Lane LP from converting or exercising, as applicable, that portion of the notes and the warrants that would result in Five Narrow Lane LP and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Five Narrow Lane LP is 510 Madison Avenue, Suite 1400, New York, NY 10022.
(9)	Rainforest Partners LLC beneficially owns: (i) up to 1,024,501 shares of Common Stock issuable pursuant to the conversion of convertible notes held by Rainforest Partners LLC, and (ii) up to 1,825,589 shares of Common Stock issuable pursuant to the exercise of warrants held by Rainforest Partners LLC. The notes and the warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Rainforest Partners LLC from converting or exercising, as applicable, that portion of the notes and the warrants that would result in Rainforest Partners LLC and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. Based on information available to us. Mark Weinberger is the managing member of Rainforest Partners LLC, and has sole voting and investment power over the securities held by Rainforest Partners LLC. The address for Rain Forest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Our bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to us of stockholder proposals or director nominations to be considered at an annual meeting. Under our bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A notice of a stockholder proposal or director nomination must include the information set forth in our bylaws. Stockholder proposals and director nominations should be addressed to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 230, San Diego, California 92106.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted in accordance with our bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2026 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2026 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 230, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s Proxy Statement. Upon written or oral request, the Company will deliver a separate copy of this Proxy Statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at its principal executive offices at Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 230, San Diego, California 92106.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports contain additional information about the Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. Copies of these documents may also be obtained by writing our Secretary at the address specified above. Copies of these documents may also be obtained by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.

By Order of the Board of Directors

Jon M. Montgomery
Chairperson of the Board

September , 2025
San Diego, California

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NUVVE HOLDING CORP.

Nuvve Holding Corp. (the “Corporation”), a corporation existing under and by virtue of General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	The name of the Corporation is Nuvve Holding Corp.

2.	The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on November 10, 2020, under the name of NB Merger Corp. The Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Amended and Restated Certificate of Incorporation”) was filed in the office of the Secretary of State of the State of Delaware on March 19, 2021.

3.	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Amended and Restated Certificate of Incorporation as follows:

Article FOURTH, Section C is amended and restated to read in its entirety as follows:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to Delaware General Corporation Law of this amendment to this Certificate of Incorporation, each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.”

4.	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Appendix A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer, as of the ______ day of __________, 2025.

NUVVE HOLDING CORP.

Name:	Gregory Poilasne
Title:	Chief Executive Officer

Appendix A-2

NUVVE

NUVVE HOLDING CORP.
2468 HISTORIC DECATUR RD, STE 230
SAN DIEGO, CA 92106

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVVE2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61899-Z89396 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVVE HOLDING CORP.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve an amendment of the Company's Amended and Restated Certificate of Incorporation, and authorization for the Bord of Directors, to effect a reverse stock split of the Company's common stock, with the exact ratio to be determined at the discretion of the Board of Directors.	☐	☐	☐
2. To pprove an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V61900-Z89396

NUVVE HOLDING CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
October [6], 2025, 1:00 p.m. ET

The stockholder(s) hereby appoint(s) Gregory Poilasne and David Robson, or either of them, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nuvve Holding Corp. held of record by the undersigned on September [4], 2025, at the Special Meeting of Stockholders to be held virtually by visiting www.virtualshareholdermeeting.com/[___], on October [6], 2025, and any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side